Exhibit 24.1

POWER OF ATTORNEY
FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144
IN RESPECT OF SECURITIES OF
TriplePoint Venture Growth BDC Corp.

The undersigned hereby constitutes and appoints each of Sajal Srivastava, Andrew Epstein, Brian Hirshberg, David Kwon and Saad Rizwan or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for his in his name and stead in any and all capacities, to sign and file for and on his behalf, in respect of any acquisition, disposition or other change in beneficial ownership of any shares of common stock, par value $0.01 per share, of TriplePoint Venture Growth BDC Corp. (the “Company”), the following:

(i)            any Form ID to be filed with the Securities and Exchange Commission (the “SEC”);

(ii)           any Initial Statement of Beneficial Ownership of Securities on Form 3 to be filed with the SEC;

(iii)          any Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed with the SEC;

(iv)          any Annual Statement of Beneficial Ownership of Securities on Form 5 to be filed with the SEC;

(v)           any Notice of Proposed Sale of Securities on Form 144 to be filed with the SEC; and

(vi)          any and all agreements, certificates, receipts, or other documents in connection therewith.

The undersigned hereby gives full power and authority to the attorney-in-fact to seek and obtain as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information.

The undersigned hereby grants unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof.

The undersigned acknowledges that:

(i)                           neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(ii)                        this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney.

Date: February 28, 2014	/s/ Harold F. Zagunis

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT	CIVIL CODE # 1189

State of California

County of SAN MATEO

On 2-28-2014 before me, HAROLD ZAGUNIS

Date Here insert Name and Title of the Officer

Personally appeared
Name(s) of Signature(s)

who proved to me on the basis of satisfactory evidence to be the person whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: POWER OF ATTORNEY FOR SEC FILING
Document Date: 2/28/2014	Number of Pages: 1

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer(s)

Signer’s Name:		Signer’s Name:

☐	Corporate Officer – Title(s):	☐	Corporate Officer – Title(s):

☐	Individual	☐	Individual

☐	Partner – ☐ Limited ☐ General	☐	Partner – ☐ Limited ☐ General

☐	Attorney in Fact	☐	Attorney in Fact

☐	Trustee	☐	Trustee

☐	Guardian or Conservator	☐	Guardian or Conservator

☐	Other:	☐	Other:

Signer is Representing:	Signer is Representing:

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